Exhibit 99.1

Devine Entertainment Announces delayed Filing of Annual Financial Statements and Related Documents

TORONTO -- MAY 8, 2009 -- Devine Entertainment Corporation (OTCBB:DVNNF), announced today that there has been a delay in the filing of its annual audited financial statements, CEO and CFO certifications, management discussion and analysis and annual information form (collectively the "Required Documents") for the year ended December 31, 2008. It is now anticipated that the Required Documents will be filed on or before May 30, 2009.

The audit of the Company's year end financials has been delayed because a significant amount of management time has been dedicated to discussions related to financings that the Company is working to finalize. The Company is working with its auditors to complete the audit and to address a previously disclosed disagreement with the Company's previous auditors.

The Company is committed to complying fully with continuous disclosure requirements both in Canada and the United States as of May 30, 2009. In the interim, the Company will apply to the applicable securities regulatory authorities for a management cease trade order related to the Company's securities to be imposed against some or all of the persons who are or have been directors, officers or insiders of the Company for so long as the Required Documents are not filed. If granted, a management cease trade order would not generally affect the ability of persons who have not been directors, officers or insiders of the Company to trade the securities of the Company. However, the applicable securities regulatory authorities, in their discretion, may determine that it would be appropriate to issue a general issuer cease trade order which would prohibit trading of the Company's securities. Until the Required Documents are filed, the Company intends to provide information in accordance with National Policy 12-203 - Cease Trade Orders for Continuous Disclosure Defaults, including the issuance of bi-weekly default status reports.

About Devine Entertainment

Devine Entertainment Corporation develops, creates, and produces award-winning television programming and feature films for worldwide distribution across multiple TV broadcast networks, cable and satellite networks, DVD and Internet markets. Specializing in cultural and educational programming as well as prime-time drama and comedy entertainment programming, the Company's titles have garnered more than 120 international film and television industry awards including 34 EMMY and Gemini nominations (winning 5 of each).. The Company has partnered with leading international distributors, broadcasters and co-producers, such as Sony BMG, Rogers Media, Beta Film, Hal Leonard, and The Carrere Group of France to finance, co-produce and distribute its award-winning film and television titles.

Among Devine's critically-acclaimed productions are its cultural and educational film series originally seen on HBO on history's landmark Composers', Inventors' and Artists',

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which have been  broadcast in more than 50 countries.  The Company  continues to expand its proprietary library of high-quality film and television content. Among its general-audience primetime programming is the acclaimed one-hour mystery series, "Across the River to Motor City."

Headquartered in Toronto, the Company's common shares trade on the NASD OTCBB market in the U.S. under the symbol DVNNF. The Company's corporate website is www.devine-ent.com .

Forward-Looking Statements

This press release may contain forward-looking statements relating to the future performance of Devine Entertainment Corporation. Forward-looking statements, specifically those concerning future performance and the achievement of operating profitability are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include the market acceptance of the Company's products and services; competition within the film and entertainment industry and the introduction of new entrants and/or products in the Company's markets; adverse changes in governmental regulations and policies affecting the film and entertainment industry; product development risks and risks of technological change; the risk of unanticipated expenses; and other risks and uncertainties all as described in the disclosure documents filed with securities regulatory authorities in accordance with applicable securities laws. Readers are cautioned that the foregoing list of factors is not exhaustive. Although the Company believes that the expectations conveyed by the forward-looking statements are reasonable based on information available to it on the date such forward-looking statements are made, no assurances can be given as to future results, levels of activity and achievements. All subsequent forward-looking statements, whether written or oral, attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The Company assumes no obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

Contact:
Devine Entertainment Corporation
Richard Mozer
416-364-2282, Toll-free: 877-338-4633
rmozer@rogers.com
or
Arnold  Tenney
1-705-445-9505
atenney@devine-ent.com